EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-123760 on Form S-4 of our report on the consolidated financial statements and financial statement schedule of USF Corporation and subsidiaries (the “Company”) dated March 14, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs related to (i) a change in the Company’s revenue recognition methodology and (ii) the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) and our report dated March 14, 2005 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

We also consent to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus dated April 22, 2005, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Chicago, Illinois

May 4, 2005